SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2006

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main Street

Branford, CT 06405

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 481-1104

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On February 21, 2006, CuraGen Corporation announced additional results from its Phase II randomized, placebo-controlled clinical trial evaluating a single dose of velafermin for the prevention of oral mucositis (OM) in patients receiving high-dose chemotherapy, with or without total body irradiation (TBI), prior to autologous bone marrow transplantation (BMT) were presented over the weekend at the 2006 BMT Tandem Meetings in Honolulu, Hawaii. The registrant previously announced the preliminary top-line results from this Phase II study in December 2005.

The Phase II safety and efficacy trial was designed to evaluate a dose dependent reduction in the incidence of OM across three doses of velafermin (0.03 mg/kg, 0.1 mg/kg, and 0.2 mg/kg) compared to placebo. Results showed that 0.03 mg/kg velafermin, the lowest dose evaluated, significantly reduced the incidence (p=0.031) and duration (p=0.037) of severe WHO Grade 3 or 4 OM compared to placebo. The primary analysis, prospectively defined as a dose dependent trend in the reduction of severe OM, did not reach statistical significance. Secondary endpoints quantitatively support the activity of 0.03 mg/kg velafermin with a decrease in the use of antibiotics, pain medications, antiemetics, total parenteral nutrition (TPN), as well as a reduction in febrile neutropenia compared to placebo, suggesting a reduction in the clinical consequences related to OM. Analysis of the safety results indicate that velafermin appears to be safe and well tolerated by patients undergoing autologous BMT.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is furnished with this report:

Exhibit Number	Description
99.1	Press release of Registrant dated February 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION (Registrant)

Date: February 21, 2006	By:	/S/ DAVID M. WURZER
Name: David M. Wurzer Title: Executive Vice President and Chief Financial Officer